UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: May 25, 2017

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2017, Invitae Corporation (“Invitae”) announced the appointment of Shelly Guyer as Chief Financial Officer, effective June 12, 2017. Ms. Guyer will also serve as Invitae’s principal financial officer. Upon her appointment, Invitae’s current Chief Financial Officer, Lee Bendekgey, will fully transition to the role of Chief Operating Officer.

Ms. Guyer, age 56, most recently served as Chief Financial Officer of Veracyte, Inc., a genomic diagnostics company, from April 2013 to December 2016 and served as Veracyte’s Secretary from April 2013 to March 2014. Previously, she served as Chief Financial Officer and Executive Vice President of Finance and Administration of iRhythm Technologies, Inc., a digital healthcare company, from April 2008 to December 2012. From March 2006 to August 2007, Ms. Guyer served as Vice President of Business Development and Investor Relations of Nuvelo Inc., a biopharmaceutical company. Prior to joining Nuvelo, Ms. Guyer worked at J.P. Morgan Securities and its predecessor companies for over 17 years, serving in a variety of roles including in healthcare investment banking. Ms. Guyer holds an A.B. in Politics from Princeton University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

In connection with Ms. Guyer’s appointment as Chief Financial Officer, Invitae and Ms. Guyer entered into an offer letter agreement dated May 19, 2017 (the “Offer Letter”), pursuant to which Ms. Guyer will be entitled to receive an initial annual base salary of $425,000. Ms. Guyer was also granted an incentive stock option to purchase 44,000 shares of Invitae common stock, a non-qualified stock option to purchase 56,000 shares of Invitae common stock, and 45,000 restricted stock units (RSUs). The stock options will vest over a 4-year period, subject to continued service, with 25% of each option award vesting on the one-year anniversary of her appointment date and the remaining 75% of each option award vesting monthly over the following three years. The shares of common stock underlying the RSUs will vest in equal annual installments over a 3-year period, subject to continued service, with the first such installment vesting on May 15, 2018. Each equity award is subject to the terms and conditions of Invitae’s stock plan and the applicable stock award agreements. The exercise price per share for the stock options will be equal to the closing price of Invitae’s common stock on the New York Stock Exchange on June 12, 2017. Ms. Guyer will also be eligible to participate in Invitae’s medical and other employee benefits programs. Her employment is “at will” and she serves as an executive officer at the discretion of Invitae’s Board of Directors.

Ms. Guyer has no family relationships with any of Invitae’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

On May 25, 2017, Invitae issued a press release announcing the senior management appointments disclosed in Item 5.02 above. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated May 19, 2017, between Invitae Corporation and Shelly Guyer.

99.1	Press release issued by Invitae Corporation on May 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2017	INVITAE CORPORATION

	By:	/s/ Lee Bendekgey
	Name:	Lee Bendekgey
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated May 19, 2017, between Invitae Corporation and Shelly Guyer.

99.1	Press release issued by Invitae Corporation on May 25, 2017.